Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-276678) and Registration Statements on Form S-8 (File Nos. 333-228900 and 333-268887) of our report, dated September 12, 2025, relating to the financial statements of SunHydrogen, Inc. as of and for the years ended June 30, 2025 and 2024, which appears in this Form 10-K, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

September 12, 2025